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Exhibit 99.2

Written Statement of Chief Executive Officer and Chief Financial Officer
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

        The undersigned, the Chief Executive Officer and the Chief Financial Officer of VIA NET.WORKS, Inc. (the "Company"), each hereby certifies that, to his knowledge on the date hereof:

(a) the Form 10-K of the Company for the year ended December 31, 2002 filed on the date hereof with the Securities and Exchange Commission (the "Report") fully complies with the requirements of Section 13(a) or 15(b) of the Securities Exchange Act of 1934; and

(b) the information contained in the Report fairly represents, in all material respects, the financial condition and results of operations of the Company.

/s/ RHETT S. WILLIAMS Rhett S. Williams Chief Executive Officer March 26, 2003
/s/ FRASER PARK Fraser Park Chief Financial Officer March 26, 2003

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  Exhibit 99.2
Written Statement of Chief Executive Officer and Chief Financial Officer Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002